Exhibit 04.02

VISA DO BRASIL EMPREENDIMENTOS LTDA.
Assinatura/Signature:	/s/ Fernando Teles
Nome/Name:	Fernando Teles
Cargo/Title:	Diretor Geral
Data/Date:

STONE PAGAMENTOS S.A.
Assinatura/Signature:	/s/ Augusto Barbosa Estellita Lins	/s/ Carlos Alberto Bordini
Nome/Name:	Augusto Barbosa Estellita Lins	Carlos Alberto Bordini
Cargo/Title:	DIRETOR - Stone Pagamentos S.A.
Data/Date:	CPF: 743.414.217-00

VISA INTERNATIONAL SERVICE ASSOCIATION
Assinatura/Signature:	/s/ Eduardo Coello
Nome/Name:	Eduardo Coello
Cargo/Title:	Group Executive - LAC
Data/Date:	AUG 16, 17

Testemunhas:

1	/s/ Ana Luisa Constantino Santos	2	/s/
	Ana Luisa Constantino Santos
	CPF: 402.147.468-44		RG: 45.948.487-1
	RG: 35.729.128-1		CPF: 371.111.038-07

Payment Arrangement Participation and Trademark License Agreement

BRAZIL

CONTRATO DE PARTICIPAÇÃO NOS ARRANJOS DE PAGAMENTO DA VISA DO BRASIL E LICENCIAMENTO DE MARCA REGISTRADA

ESTE CONTRATO DE PARTICIPAÇÃO NOS ARRANJOS DE PAGAMENTO DA VISA DO BRASIL E LICENCIAMENTO DE MARCA REGISTRADA ("Contrato") é celebrado entre a **VISA DO BRASIL EMPREENDIMENTOS LTDA.**, sociedade constituída e em funcionamento sob as leis do Brasil, com sede na cidade de São Paulo, estado de São Paulo, na Av. Presidente Juscelino Kubitschek, 1909, Torre Norte, – 3º andar, CEP 04543-907, Brasil, inscrita no Cadastro Nacional da Pessoa Jurídica, do Ministério da Fazenda (CNPJ/MF) sob o nº 31.551.765/0001-43 ("VISA"), e

VISA DO BRASIL PAYMENT ARRANGEMENTS PARTICIPATION AND TRADEMARK LICENSE AGREEMENT

THIS VISA PAYMENT ARRANGEMENT PARTICIPATION AND TRADEMARK LICENSE AGREEMENT ("Agreement") is entered into by and between **VISA DO BRASIL EMPREENDIMENTOS LTDA.**, a corporation organized and existing under the laws of Brazil, with its head offices in the City of São Paulo, State of São Paulo at Av. Presidente Juscelino Kubitschek, 1909, Torre Norte, – 3rd floor, ZIP Code 04543-907, Brazil, enrolled with the Brazilian Taxpayer Registry of the Ministry of Finance ("CNPJ/MF") under Nº 31.551.765/0001-43 ("VISA"), and

Nome do candidato (doravante denominado "**MEMBRO**" ou "**PARTICIPANTE**") / Name of Applicant (hereinafter called "**PARTICIPANT**" OR "**MEMBER**"): Stone Cartões Instituição de Pagamento S.A.			
Endereço (sede principal) / Street address (principal place of business): Avenida Doutora Ruth Cardoso, nº 7221, conjunto 601, 6º andar			
Cidade / City: São Paulo		Estado / State SP	
País / Country: BRASIL		Código Postal / Postal Code: 05425-902	
Endereço postal (se for diferente) / Mailing address (if different):			
Cidade / City:		Estado / State:	
País / Country: BRASIL		Código postal / Postal Code:	
Telefone / Telephone:	Código do país / Country Code: 55	Código de Cidade / City Code:	Número / Number:
E-mail:			
Descrição jurídica / Legal Description: CNPJ 34.786.340/0001-01			
Constituída e em funcionamento sob as leis de (estado ou país da constituição) / Organized and existing under the laws of (State or country of incorporation): BRASIL			

CONSIDERANDO que a VISA é instituidora de arranjos de pagamento e se dedica ao gerenciamento de arranjos de pagamento no Brasil ("Arranjos de Pagamento da Visa"), por meio dos Estatutos, das Regras Básicas da Visa e das Regras sobre Produtos e Serviços Visa, incluindo manuais e guias técnicos e quaisquer outros requisitos complementares que compõem o regulamento dos arranjos de pagamento da VISA no Brasil (os estatutos, as regras, guias e manuais, conjuntamente com todos e quaisquer outras regras aplicáveis para a participação nos Arranjos de Pagamento da Visa, as "Regras da Visa");

WHEREAS, VISA is a Brazilian payment arrangement settlor and is engaged in the business of managing payment arrangements in Brazil ("Visa Payment Arrangements"), by virtue of the By-Laws, Visa Core Rules and Visa Product and Service Rules, including manual and technical guides and any other additional requirements that make the VISA payment arrangement regulations in Brazil (the by-laws, rules, guides and manuals, collectively with all and any applicable rule for the participation on the Visa Payment Arrangements, the "Visa Rules");

CONSIDERANDO QUE A VISA é licenciada e sublicenciadora autorizada das Marcas da Visa em relação a seu uso no Brasil em conexão com os Arranjos de Pagamento da Visa;	WHEREAS, VISA is licensed and authorized sublicensor of the Visa Marks regarding its use in Brazil in connection to the Visa Payment Arrangements;
CONSIDERANDO QUE O MEMBRO deseja, somente no Brasil (o "País Aprovado"): (i) participar nos Arranjos de Pagamento da Visa selecionados a seguir (os "Arranjos de Pagamento Aprovados"); (ii) usar as Marcas da Visa autorizadas para uso nas Regras da Visa para esses Arranjos de Pagamento Aprovados ("Marcas Licenciadas"); e (iii) obter serviços relacionados da VISA em conexão com essa participação nos Arranjos de Pagamento Aprovados:	WHEREAS THE MEMBER wishes, only in Brazil (the "Approved Country") to: (i) participate in the Visa Payment Arrangements selected below (the "Approved Payment Arrangements"); (ii) use the Visa Marks authorized for use in the Visa Rules for these Approved Payment Arrangements ("Licensed Marks"); and (iii) obtain related services from VISA in connection with this participation in the Approved Payment Arrangements:

Instruções: Selecionar com um X os Arranjos de Pagamento Aprovados.

Instructions: Select with an X the Approved Payment Arrangements.

	PARTICIPAÇÃO / PARTICIPATION	
1.	**MEMBRO Principal Emissor / Principal Issuing MEMBER**	
	☐	Arranjo de Pagamento Visa Crédito (Doméstico e Internacional) / Visa Credit (Domestic and International) Payment Arrangement
	☐	Arranjo de Pagamento Visa Electron e Visa Débito (Doméstico e Internacional) / Visa Electron and Visa Debit (Domestic and International) Payment Arrangement
	☐	Arranjo de Pagamento Visa Pré-Pagos (Doméstico e Internacional) / Visa Prepaid (Domestic and International) Payment Arrangement
	Nota: A participação como Membro Emissor nos Arranjos de Pagamento Visa Crédito, Débito e Pré-Pago habilita a participação no Arranjo de Transferência como Emissor Recebedor, na forma das Regras da Visa / Note: Participation in the Visa Credit, Debit and Prepaid Payment Arrangement as an Issuing Member enables the Participation in the Transfer Arrangement as a Receiving Issuer.	
2.	**MEMBRO Associado Emissor / Associate Issuing MEMBER**	
	X	Arranjo de Pagamento Visa Crédito (Doméstico e Internacional) / Visa Credit (Domestic and International) Payment Arrangement
	☐	Arranjo de Pagamento Visa Electron e Visa Débito (Doméstico e Internacional) / Visa Electron and Visa Debit (Domestic and International) Payment Arrangement
	☐	Arranjo de Pagamento Visa Pré-Pagos (Doméstico e Internacional) / Visa Prepaid (Domestic and International) Payment Arrangement
3.	**MEMBRO Principal Credenciador de Estabelecimento Comercial / Merchant Acquiring Principal MEMBER**	
	☐	Arranjos de Pagamento Visa Crédito, Electron e Débito, Pré-Pagos (Doméstico e Internacional) / Visa Credit, Debit and Electron and Prepaid (Domestic and International) Payment Arrangement
4.	**MEMBRO Associado Credenciador de Estabelecimento Comercial / Merchant Acquiring Associate MEMBER**	
	☐	Arranjos de Pagamento Visa Crédito, Electron e Débito, Pré-Pagos (Doméstico e Internacional) / Visa Credit, Electron and Debit and Prepaid (Domestic and International) Payment Arrangement
5.	**MEMBRO Originador / Originator**	
	☐	Arranjo de Transferência (Doméstico e Internacional) – Originador / Transfer Arrangement (Domestic and International) – Originator

Programas complementares / Supplementary Programs:

6.	**Programa Plus / Plus Program**					
	Patrocinado (somente uma opção de Programa pode ser selecionada) / Sponsored (only one Program option may be selected):					
	☐	Emissor e Credenciador Plus / Plus Issuer and Acquirer	☐	Somente Emissor Plus / Only Plus Issuer	☐	Somente Credenciador Plus / Only Plus Acquirer

VISA e MEMBRO (em conjunto denominados como as "Partes" e separadamente como a "**Parte**") resolvem firmar o Contrato, que passará a viger na data em que for assinado por todas as Partes ("**Data Efetiva**") de acordo com as seguintes Seções e condições:

VISA and MEMBER (together referred to as the "Parties" and separately as the "**Party**") decide to enter into the Agreement, which will be effective on the date it is signed by all Parties ("**Effective Date**") in accordance with the following terms and conditions:

1. AUTORIZAÇÃO PARA PARTICIPAR DOS ARRANJOS DE PAGAMENTOS APROVADOS.

A VISA autoriza a participação do MEMBRO, de forma não exclusiva, nos Arranjos de Pagamento Aprovados no País Aprovado, sujeito aos termos e condições deste Contrato e das Regras da Visa, incluindo Tarifas e encargos definidos na Seção 5, abaixo. O MEMBRO terá direito a todos os direitos e privilégios aplicáveis à sua participação nos Arranjos de Pagamento Aprovados, como disposto nas Regras da Visa, observado que o MEMBRO será responsável, de forma exclusiva, por todos os custos e riscos associados a sua participação nos Arranjos de Pagamento Aprovados. No caso de o MEMBRO desejar participar de um Arranjo de Pagamento Visa que não seja um Arranjo de Pagamento Aprovado, o MEMBRO deve previamente notificar a VISA, por escrito, e o MEMBRO não poderá dar início à sua participação em outro Arranjo de Pagamento da Visa nem usar quaisquer Marcas da Visa não incluídas nas Marcas Licenciadas até que tenha recebido consentimento prévio por escrito da VISA. O MEMBRO declara e garante que obteve todas as autorizações e permissões necessárias sob as leis e os regulamentos do País Aprovado para participar dos Arranjos de Pagamento Aprovados. Se as Regras da Visa exigirem um patrocinador para a participação do MEMBRO em determinados Arranjos de Pagamento da Visa, o MEMBRO deverá (i) ter enviado à VISA um contrato de patrocínio que traga a assinatura de um representante legal do patrocinador; (ii) ter celebrado um contrato de prestação de serviços com aquele patrocinador para prestar os serviços necessários a esses Arranjos de Pagamento Aprovados; e (iii) que notificará a VISA imediatamente, por escrito, sobre a rescisão ou qualquer modificação material dos referidos contratos.

1. AUTHORIZATION TO PARTICIPATE IN THE APPROVED PAYMENT ARRANGEMENTS.

Subject to the terms and conditions of this Agreement and of Visa Rules, including fees and charges defined in Section 5, below, VISA authorizes the MEMBER's non-exclusive participation in the Approved Payment Arrangements in the Approved Country. MEMBER will have right to all the rights and privileges applicable to its participation in the Approved Payment Arrangement, as set forth in the Vis Rules, and MEMBER will be exclusively responsible for all the costs and risks associated to its participation in the Approved Payment Arrangements. In the event the MEMBER wishes to participate in a Visa Payment Arrangement that is not an Approved Payment Arrangement, MEMBER shall notify VISA in advance, in writing, and MEMBER will not be able to initiate its participation in other Visa Payment Arrangements or use any Visa Marks not included in the Licensed Marks until it has received prior written consent from VISA. MEMBER declares and warrants that it has obtained all authorizations and permissions that are required under the laws and regulations of the Approved Country to participate in the Approved Payment Arrangements. If the Visa Rules require a sponsor for the MEMBER's participation in certain Visa Payment Arrangements, MEMBER must (i) have sent to VISA a sponsorship agreement with the signature of a legal representative of the sponsor; (ii) have entered into a service contract with that sponsor to provide the services needed to these Approved Payment Arrangements; and (iii) notify VISA immediately, in writing, of any material modification or termination of such agreements.

2. SERVIÇOS DA VISA.

O MEMBRO reconhece e concorda que: (i) sua participação nos Arranjos de Pagamentos Aprovados envolve a prestação, pela VISA, de vários serviços ao MEMBRO que permitem aos clientes, empresas, estabelecimentos comerciais e/ou órgãos governamentais operar suas atividades por meio de um método de pagamento seguro, conveniente e confiável; e (ii) esses serviços serão fornecidos de acordo com os termos e condições das Regras da Visa, observadas quaisquer outras condições impostas ao MEMBRO pela VISA com relação às Regras da Visa; e (iii) que esses serviços estão sujeitos a Tarifas e outros encargos, conforme mencionado na Seção 5 abaixo.

2. VISA SERVICES.

MEMBER acknowledges that (i) its participation in the Approved Payment Arrangement(s) entails VISA providing various services to MEMBER that enable consumers, businesses, merchants and/or government entities to conduct commerce with a secure, convenient and reliable method of payment and that (ii) these services are provided subject to terms and conditions as may be set forth in the Visa Rules, together with any other conditions imposed on MEMBER by VISA pursuant to the Visa Rules, and that (iii) these services are subject to fees and other charges as provided in Section 5 below.

3. REQUERIMENTO DE PROCESSAMENTO.

Sem limitação ao disposto na Seção 2 acima, o MEMBRO reconhece e concorda que: (i) A VISA prestará os Serviços Centrais de Processamento, conforme definidos no parágrafo imediatamente abaixo em relação às transações relacionadas aos Arranjos de Pagamento Aprovados e à participação do MEMBRO nos Arranjos de Pagamento da Visa; e (ii) a VISA processará todas as transações do MEMBRO por meio de plataformas de hardware e software sob o controle do grupo Visa e não localizadas no Brasil; e (iii) tais Serviços serão fornecidos de acordo com os termos e condições das Regras da Visa, considerando quaisquer condições impostas ao MEMBRO pelas Regras da Visa; e (iv) que esses serviços estão sujeitos às Tarifas e encargos mencionados na Seção 5 abaixo.

O MEMBRO reconhece que deverá enviar a VISA todas as Transações Visa (como definidas abaixo) para que a VISA preste os Serviços Centrais de Processamento dessas Transações por meio do Sistema Visa (como definido abaixo). O MEMBRO não deverá instalar, usar ou autorizar qualquer terceiro a instalar ou usar qualquer software ou qualquer outro sistema de processamento que tenha o efeito de processar as Transações Visa por meio de uma rede de sistemas que não seja o Sistema Visa. O MEMBRO deve instruir seus processadores a processar as Transações Visa por meio do Sistema Visa para autorização, compensação e liquidação. O MEMBRO não encaminhará as Transações Visa por meio de sistemas ou redes que não sejam de propriedade da Visa. Como usado aqui, "**Transações Visa**" refere-se às transações originadas em cartões de pagamento (i) emitidos pelo MEMBRO e que ostentem as Marcas da Visa ("Cartões Visa") ou (ii) capturadas nos Estabelecimentos Comerciais que o MEMBRO tenha credenciado para a aceitação de Cartões Visa. "**Sistema Visa**" refere-se aos sistemas e serviços por meio dos quais a VISA presta Serviços Centrais de Processamento aos membros dos Arranjos de Pagamento da Visa. "**Serviços Centrais de Processamento**" refere-se aos serviços de autorização, compensação e liquidação (*authorization, clearing, and settlement*).

3. ROUTING REQUIREMENT.

Without limiting the above, MEMBER acknowledges and agrees that (i) VISA will provide all Core Routing Services, as defined in the immediately below paragraph relating to transactions connected to the Approved Payment Arrangement(s) and MEMBER's participation in the Visa Payments Arrangements; and that (ii) VISA will process all related MEMBER's transactions via hardware and software platforms not located in Brazil and under the Visa group control; and that (iii) such Services are provided in accordance to the terms and conditions of the Visa Rules, considering any restrictions imposed on MEMBER by them; and that (iv) these services are subject to the fees and charges mentioned on Section 5 below.

MEMBER agrees that it will send to VISA all Visa Transactions (as defined below) in order for VISA to provide the Core Routing Services through the Visa System (as defined below). MEMBER shall not install or use, or allow any third party to install or use, any software or other processing system that would have the effect of routing Visa Transactions through a network other than the Visa System. MEMBER shall instruct its processors to route Visa Transactions through the Visa System for authorization, clearing, and settlement. MEMBER shall not route Visa Transactions through any non-Visa network. As used herein, "**Visa Transactions**" are those transactions initiated on payment cards (i) issued by the MEMBER and that bear the Visa Marks ("Visa Cards"); (ii) acquired in the Merchants that the MEMBER has affiliated to accept the Visa Cards. "**Visa System**" means the systems and services through which VISA delivers Core Routing Services to the MEMBERs of Visa Payment Arrangements. "**Core Routing Services**" are the authorization, clearing, and settlement services.

4. CONCESSÃO DE LICENÇA.

A VISA outorga ao MEMBRO uma licença não exclusiva e intransferível (sujeita às Regras da Visa, conforme alteradas de tempos em tempos) para usar as Marcas Licenciadas de acordo com Arranjos de Pagamento Aprovados no País Aprovado. A VISA pode acrescentar, excluir ou alterar as Marcas Licenciadas de qualquer Arranjo de Pagamento Aprovado por meio de alterações às Regras da Visa ou publicando um aviso dessas alterações em um site seguro da Internet, usado costumeira e periodicamente para comunicação entre a VISA e seus membros. Em consideração aos direitos concedidos sob este Contrato, o MEMBRO concorda em cumprir as Regras da Visa.

4. LICENSE GRANT.

VISA grants to MEMBER a non-exclusive and non-transferable license (subject to the Visa Rules, as in effect from time to time) to use the Licensed Marks in connection with the Approved Payment Arrangement(s) in the Approved Country(s). VISA may add Licensed Marks to, subtract Licensed Marks from, or otherwise change the Licensed Marks for any Approved Payment Arrangement by amending the Visa Rules or by posting notice of such changes on a secure Internet site customarily used at any time and from time to time for communication or delivery of services between VISA and its members. In consideration of the rights granted under this Agreement, MEMBER agrees to comply with the Visa Rules.

5. TARIFAS E TRIBUTOS.

O MEMBRO pagará todas as Tarifas e encargos aplicáveis à sua participação e à operação dos Arranjos de Pagamento Aprovados no País Aprovado, conforme previsto nas Regras da Visa, incluindo, mas não limitado ao Guia de Preços para o Brasil ("Tarifas").

O pagamento das Tarifas deverá ser realizado em Reais (R$) para a VISA. Qualquer menção no Contrato e/ou no Guia de Tarifas do Brasil a qualquer outra moeda corrente diferente do Real (R$) será interpretada como mera referência para cálculo das Tarifas devidos pelo MEMBRO à VISA. Será aplicável a taxa de conversão para Real (R$) prevista no Guia de Tarifas do Brasil, conforme alterada de tempos em tempos pela Visa.

As Tarifas serão acrescidas de toda a carga tributária brasileira aplicável à prestação dos Serviços pela VISA, ao tempo da emissão da competente documentação de cobrança.

As Tarifas serão imediatamente ajustadas no caso do aumento ou diminuição de qualquer tributo exigido pela legislação fiscal brasileira da VISA em relação aos Serviços (o "Ajuste"). Neste caso, o Ajuste será repassado para o MEMBRO e incluído nas Tarifas descritas na primeira nota fiscal de serviços emitida após Ajuste.

5. FEES AND TAXES.

MEMBER will pay all Fees and charges applicable to its participation and to the operation of the Approved Payment Arrangements in the Approved Country as provided for in the Visa Rules, including, but not limited to the Brazil Fee Guide Brazil ("Fees").

The payment of the Fees shall be carried out in Brazilian Reais (BRL$) to VISA. Any reference in the Agreement and/or in the Brazil Fee Guide to any currency other than Brazilian Reais (BRL$) shall be interpreted as mere reference for the calculation of the Fees owed by the MEMBER to VISA. The exchange rate applicable for the conversion to Brazilian Reais (BRL$) will be the one provided for in the Brazilian Fee Guide, as amended from time to time by Visa.

The amount of the Fees shall be increased by the Brazilian tax burden applicable to the provision of Services by VISA as verified at the time of the invoicing.

The Fees will be immediately adjusted in the event of a tax modification derived from a tax law governing VISA in relation to the provision of the Services (the "Adjustment"). In such case, the Adjustment will be passed on to the MEMBER and added to the Fees in the first invoice (*nota fiscal de serviços*) following the Adjustment.

6. DIREITO ÀS MARCAS.

O MEMBRO reconhece os direitos VISA sobre as Marcas da Visa e, na extensão permitida pela legislação aplicável, a sua validade. O MEMBRO concorda em não se opor, discordar, contestar, pleitear, tentar invalidar ou realizar qualquer ação inconsistente com os direitos da VISA sobre essas Marcas. O MEMBRO não adotará nem usará, não registrará ou tentará registrar nomes, marcas comerciais, marcas de serviço, nomes comerciais, logomarcas, domínios ou qualquer palavra ou símbolo passível de ser confundido com "VISA" ou qualquer Marca da Visa, em especial como parte do nome comercial, nome da empresa, nomes de produtos, marcas e/ou direito de propriedade do MEMBRO, dentre outros. Conforme solicitação da VISA, o MEMBRO revogará, abandonará ou cancelará imediatamente quaisquer direitos que possa ter sobre qualquer Marca da Visa. O MEMBRO concorda que todo o uso das Marcas da Visa pelo MEMBRO beneficiará e será em nome da VISA. Para isso, o MEMBRO cooperará totalmente com a VISA para processar e arquivar toda a documentação necessária para obter, manter e fiscalizar os direitos da VISA sobre as Marcas da Visa.

Todos e quaisquer direitos não expressamente licenciados nos termos deste Contrato são reservados para a VISA.

6. RIGHTS TO THE MARKS.

MEMBER acknowledges VISA's rights to the Visa Marks and acknowledges (to the extent permitted by applicable law) the validity thereof. MEMBER agrees that it will not oppose, object, challenge, litigate, attempt to invalidate, or do anything inconsistent with the VISA rights to the Visa Marks. MEMBER will not adopt or use, register or attempt to register, any names, trademarks, service marks, trade names, logos, or any word or symbol that is confusingly similar to "VISA" or any Visa Mark, as a part of MEMBER's trade name, company name, product names, marks, copyright or otherwise. At VISA's request, MEMBER will immediately withdraw, abandon or cancel any rights it may have in any Visa Mark. MEMBER agrees that all use of the Visa Marks by MEMBER shall inure to the benefit of and be on behalf of VISA. To this end, MEMBER shall fully co-operate with VISA to execute and file all documentation as may be required to obtain, maintain, and enforce VISA's rights in and to the Visa Marks.

Any and all rights not expressly licensed under this Agreement are reserved to VISA.

7. PADRÕES E CONTROLE DE QUALIDADE.

O MEMBRO concorda que a natureza e a qualidade de todos os bens produzidos, serviços prestados e materiais publicados pelo MEMBRO em relação a qualquer uma das Marcas Licenciadas deverão estar em conformidade com os padrões estabelecidos e sob o controle da VISA, padrões estes estabelecidos e mantidos de acordo com as Regras da Visa. O MEMBRO concorda em cooperar com a VISA, permitindo inspeções razoáveis de suas operações e fornecendo à VISA, assim que solicitado, exemplos de uso de qualquer das Marcas Licenciadas. O MEMBRO concorda que utilizará as Marcas Licenciadas somente da forma e maneira e com as indicações apropriadas prescritas periodicamente pela VISA por meio das Regras da Visa ou por meio de aviso publicado em site seguro da Internet, conforme usado costumeira e periodicamente para a comunicação entre a VISA e seus membros ou clientes ou, ainda, por meio de outro aviso por escrito emitido ao MEMBRO pela VISA ou qualquer uma de suas afiliadas.

7. QUALITY STANDARDS AND CONTROL.

MEMBER agrees that the nature and quality of all goods produced, services rendered and materials published by MEMBER in connection with any of the Licensed Marks shall conform to standards set by and be under the control of VISA, which standards are established and maintained by the Visa Rules. MEMBER agrees to cooperate with VISA, to permit reasonable inspection of MEMBER's operation, and to supply VISA with specimens of the use of any of the Licensed Marks upon request. MEMBER agrees that it will use the Licensed Marks only in the form and manner and with appropriate legends as prescribed from time to time by VISA in the Visa Rules or as notified on a secure Internet site customarily used at any time and from time to time for communication or delivery of services between VISA and its members or in other written notification to MEMBER from VISA or any of its affiliates.

8. PROCEDIMENTOS EM CASO DE VIOLAÇÃO.

O MEMBRO concorda em avisar a VISA imediatamente sobre qualquer uso não autorizado de qualquer uma das Marcas da Visa de que tome conhecimento. A VISA terá o direito de adotar procedimentos em caso de violação ou concorrência desleal envolvendo qualquer uma das Marcas da Visa.

O MEMBRO, a pedido da VISA, deverá cooperar plenamente com qualquer ação, reclamação ou procedimento decorrente de qualquer ameaça em relação às Marcas da Visa.

8. INFRINGEMENT PROCEEDINGS.

MEMBER agrees to notify VISA promptly of any unauthorized use of any of the Visa Marks as it comes to MEMBER's attention. VISA shall have the right to engage in infringement or unfair competition proceedings involving any of the Visa Marks.

MEMBER, at the request of the VISA must fully cooperate with any action, claim or proceeding arising out of any threat in relation to the Visa Marks.

9. CONFORMIDADE COM NORMAS E REGULAMENTAÇÕES E LEIS APLICÁVEIS.

O MEMBRO (i) declara ter recebido cópias das Regras da Visa aplicáveis à sua participação nos Arranjos de Pagamento Aprovados e estar, para todos os fins de direito, ciente de seus direitos, deveres e obrigações, conforme previstas nas Regras da Visa e (ii) concorda em estar sujeito as Regras da Visa e a cumprir de maneira segura e sólida todas as disposições das Regras da Visa aplicáveis ao MEMBRO, conforme alteradas de tempos em tempos. O MEMBRO reconhece que as Regras da Visa são necessárias para a sua participação eficiente e segura nos Arranjos de Pagamento Aprovados. O MEMBRO concorda que a VISA pode, a qualquer momento, alterar as Regras da Visa, a seu exclusivo critério, e que tais alterações entrarão em vigor assim que notificadas ao MEMBRO pela VISA ou por quaisquer de suas afiliadas, por escrito ou por meio de publicação em um site seguro da Internet, conforme usado costumeira e periodicamente para a comunicação entre a VISA e seus membros ou clientes. O MEMBRO reconhece que as Regras da Visa garantem à VISA DO BRASIL a autoridade de impor multas e penalidades ao MEMBRO nas circunstâncias previstas. O MEMBRO concorda em pagar quaisquer multas ou penalidades impostas a ele pela VISA de acordo com as Regras da Visa. O MEMBRO declara e garante que está plenamente autorizado, por todas as leis e regulamentos aplicáveis, a cumprir com suas obrigações sob este Contrato, e que continuará em conformidade com todas as leis e regulamentos aplicáveis durante o Prazo (definido na Seção 13 abaixo), bem como que a assinatura de seu representante legal abaixo é suficiente para tornar este Contrato totalmente vinculativo ao MEMBRO.

10. LEI E FORO.

Este Contrato será regido por e interpretado de acordo com as leis do Brasil. As partes designam a jurisdição do foro da comarca da cidade de São Paulo, estado de São Paulo, Brasil, para resolver e dirimir qualquer controvérsia decorrente do presente Contrato.

9. COMPLIANCE WITH RULES AND REGULATIONS, APPLICABLE LAWS.

MEMBER (i) acknowledges receipt of copies of the Visa Rules applicable to its participation in the Approved Payment Arrangements and is fully aware of its rights, duties and obligations as stated therein and (ii) agrees to be bound by and perform in a safe and sound manner all requirements of the Visa Rules applicable to MEMBER as may be in effect and as they are modified from time to time. MEMBER acknowledges that the Visa Rules are necessary for its safe and sound participation it the Approved Payment Arrangements. MEMBER agrees that VISA may at any time and from time to time amend the Visa Rules in its sole discretion and that such amendments will take effect upon being notified by VISA or any of its affiliates to MEMBER in writing or by posting on a secure Internet site customarily used at any time and from time to time for communication between VISA and its members. MEMBER acknowledges that the Visa Rules give VISA the authority to impose fines and penalties on MEMBER in the circumstances set out in the Visa Rules. MEMBER agrees to pay any fines or penalties levied against it by VISA in accordance with the Visa Rules. MEMBER represents and warrants that it is fully authorized by all applicable laws to perform its obligations hereunder, that it will remain in compliance with all applicable laws throughout the Term hereof (as defined in Section 13 herein below), and that the signature of its representative below is sufficient to make this Agreement fully binding on MEMBER.

10. CHOICE OF LAW.

This Agreement shall be governed by and interpreted according to internal laws of Brazil, without regard to its conflict of law provisions. The parties designate the Forum of the city of São Paulo, State of São Paulo, as the venue to solve and settle any disputes that may arise from this Agreement

11. NOTIFICAÇÃO.

Notificações à VISA sob este Contrato serão feitas por meio de correspondência enviada ao endereço indicado no preâmbulo deste Contrato ou outro endereço que venha a qualquer tempo ser indicado pela VISA ao MEMBRO.. Notificações ao MEMBRO sob este Contrato poderão ser feitas por meio de correspondência enviada ao endereço indicado no preâmbulo deste Contrato ou para outro endereço constante nos registros da VISA sobre o MEMBRO, além de por meio de site seguro da Internet, conforme usado costumeira e periodicamente para a comunicação entre a VISA e seus membros ou clientes. Todas as notificações e comunicações enviadas sob este Contrato serão por escrito e serão consideradas como tendo sido efetuadas: (i) quando entregues pessoalmente; (ii) 5 (cinco) dias úteis após a postagem, mediante postagem pré-paga, por carta registrada; (iii) quando entregues via e-mail, preferencialmente com aviso de recebimento; (iv) quando entregues (e recebidas) por serviços de *courier* para entrega no dia seguinte, endereçadas conforme acima ou (v) 1 (um) dia útil após a publicação em site seguro pela VISA, conforme acima.

11. NOTICE.

Notice to VISA under this Agreement shall be sent to the address shown in the preamble of this Agreement or to such other address in each case as VISA notified to MEMBER at any time and from time to time. Notice to MEMBER under this Agreement may be sent to the address shown in the preamble of this Agreement or to such other address as shown in VISA's records for MEMBER, as well as through a secure Internet site, as customarily used at any time and from time to time for communication between VISA and its members or clients. All notices and communication sent under this Agreement shall be in writing and shall be deemed validly sent at the time of such posting and shall be deemed received (i) when delivered personally; (ii) 5 (five) working days after posting, by postage prepaid, by registered letter; (iii) when delivered via email, preferably with acknowledgement of receipt; (iv) when delivered (and received) by courier service for delivery the following day, addressed as above; or (v) 1 (one) working day after publication on a secure website by VISA, as above.

12. CESSÃO; PARTES INTERESSADAS.

Este Contrato não pode ser transferido, cedido ou oferecido em garantia por qualquer das Partes sem o expresso consentimento por escrito da outra parte. A VISA, contudo, podem ceder seus direitos e obrigações decorrentes deste Contrato (cuja cessão constituirá uma novação com a qual o MEMBRO consente expressamente, inclusive no que se refere a quaisquer licenças, sublicenças, interesses ou outros direitos concedidos ao MEMBRO neste Contrato) (i) a qualquer subsidiária integral direta ou indireta da Visa Inc.; (ii) em conexão com a transferência, pela Visa Inc., de todo ou substancialmente todo o capital social e/ou ativos da Visa Inc. ou de suas subsidiárias integrais diretas ou indiretas, seja por meio de fusão, consolidação, venda de capital social ou ativos, ou outra transação semelhante; e (iii) como garantia a qualquer credor da Visa Inc. ou de quaisquer de suas subsidiárias integrais diretas ou indiretas. Este Contrato obrigará e beneficiará as partes e seus respectivos sucessores e cessionários autorizados.

12. ASSIGNMENT; PARTIES IN INTEREST.

This Agreement may not be transferred, assigned, pledged or hypothecated by either party thereto without the express written consent of the other party thereto, provided that VISA may assign its rights and obligations under this Agreement (which assignment will constitute a novation to which MEMBER expressly consents), including with respect to any licenses, sublicenses, interests or other rights granted to MEMBER hereunder (i) to any direct or indirect wholly owned subsidiary of Visa Inc.; (ii) in connection with the transfer by Visa Inc. of all or substantially all of the capital stock and/or assets of Visa Inc. or any of its direct or indirect wholly owned subsidiaries, whether by merger, consolidation, sale of capital stock or assets or other similar transaction; and (iii) as collateral to any lender to Visa Inc. or any of its direct or indirect wholly owned subsidiaries. This Agreement shall be binding upon and shall inure to the benefit of the parties to the Agreement and their respective heirs, executors, administrators, successors and permitted assigns.

13. PRAZOS.

O prazo deste Contrato terá início na Data de Vigência e continuará por um prazo de 5 (cinco) anos ("Prazo"), depois do qual será renovado automaticamente por períodos subsequentes e adicionais de 5 (cinco) anos (o "Prazo Renovado"), salvo se, no mínimo 180 (cento e oitenta) dias antes do fim do Prazo (ou de qualquer Prazo Renovado), o MEMBRO notifique a VISA, por escrito, sobre sua intenção de rescindir este Contrato por ocasião do final do Prazo (ou de qualquer Prazo Renovado subsequente).

13. TERM.

This Agreement shall become effective as of the Effective Date and shall continue for a term of five years from the Effective Date ("Term"), after which this Agreement shall automatically be renewed for additional and subsequent five-year periods (each, a "Renewal Term") unless, at least 180 days prior to the end of the term (or any of the following Renewal Terms), MEMBER shall have notified VISA in writing of its intent to terminate this Agreement at the end of the Term (or any following Renewal Terms).

14. RESCISÃO.

14.1. Rescisão por Conveniência. Qualquer das Partes pode rescindir este Contrato por qualquer razão por meio de notificação escrita que especifique a data efetiva da rescisão, a qual deve ser no mínimo de 180 (cento e oitenta) dias (ou período menor a ser acordado entre as Partes) depois do recebimento desta notificação pela outra Parte.

14.2. Rescisão por Violação. Qualquer das Partes pode rescindir este Contrato no caso de violação ou inadimplemento de qualquer de suas disposições por meio de uma notificação escrita que especifique a violação e a data efetiva da rescisão, a qual deve ser de no mínimo 30 (trinta) dias após o recebimento desta notificação pela outra Parte; desde que, no entanto, a Parte inadimplente possa sanar sua violação notificando a outra Parte sobre sua intenção de sanar a violação e dela obtendo um reconhecimento de que a violação foi sanada no prazo de 30 (trinta) dias após o recebimento da notificação, caso em que o aviso de rescisão perderá sua eficácia. Não obstante o disposto acima, as obrigações do MEMBRO após a rescisão, conforme previstas nas Regras da Visa serão aplicáveis e sobreviverão a este Contrato no caso de sua rescisão ou encerramento.

14.3. Rescisão por Inatividade, Circunstâncias Previstas nas Regras da Visa ou por Interesse Adverso; Rescisão Automática nas Hipóteses Previstas nas Regras da Visa. A VISA pode rescindir este Contrato, no todo ou em parte (conforme o caso), a qualquer momento por meio de notificação escrita se: (a) o MEMBRO permanecer inativo por 3 (três) anos ou mais; ou (b) sob quaisquer outras circunstâncias previstas nas Regras da Visa; ou (c) em relação ao País Aprovado, em julgamento da VISA, ações das autoridades regulatórias competentes façam com que a operação contínua dos Arranjos de Pagamento da Visa ou a participação do MEMBRO nos Arranjos de Pagamento Aprovados sejam contrários aos interesses da VISA. Este Contrato pode também ser rescindido automaticamente nas hipóteses previstas nas Regras da Visa.

14. TERMINATION.

14.1. Termination for Any Reason. Either Party may terminate this Agreement for any reason by written notice specifying an effective date of termination which must be at least 180 days (or such shorter period as may be agreed among all the parties) after receipt of the notice.

14.2. Termination for Breach. Either Party may terminate this Agreement upon breach by the other Party of any of its provisions by written notice specifying the breach and an effective date termination, which must be at least 30 days after receipt of the notice; provided, however, that the Party in default may cure its default by remedying such breach by notifying the other Party of such intent to cure and by obtaining the other Party's acknowledgement that the default has been cured within 30 days of the receipt of the notice, in which case the notice of termination shall be of no effect. Notwithstanding the foregoing, MEMBER's post-termination obligations set out in the Visa Rules will apply and survive this Agreement in the event of termination hereunder.

14.3. Termination for Inactivity, Circumstances Provided for in the Visa Rules or by Adverse Interest; Automatic Termination in the Cases Provided for in the Visa Rules. VISA may terminate this Agreement, in whole or in part (as the case may be), at any time by written notice if: (a) MEMBER has been inactive for three or more years or (b) in any other circumstances set out in the Visa Rules, or (c) if in relation to the Approved Country(s), in judgment of VISA, government or other regulatory action in such Approved Country(s) renders continued operation of the Visa Payment Arrangements therein or MEMBER's participation in the Visa Payment Arrangements adverse to the best interests of VISA. This Agreement may also be automatically terminated in the circumstances set out in the Visa Rules.

15. ADITAMENTOS; DIVISIBILIDADE DAS DISPOSIÇÕES CONTRATUAIS.

Este Contrato não poderá ser aditado ou modificado, e nenhum de seus termos e condições pode ser renunciado, salvo por meio de instrumento por escrito assinado por todas as Partes, ou, em caso de renúncia, pela Parte renunciando cumprimento; desde que, contudo, o disposto acima não possa ser interpretado como uma limitação da capacidade da VISA de aditar, suplementar, ou, de outra forma, modificar de tempos em tempos quaisquer das Regras da Visa sem o consentimento do MEMBRO. Se qualquer prazo, disposição, acordo, pacto ou restrição deste Contrato ou incorporados por referência a este Contrato forem considerados por um tribunal da jurisdição competente ou outra autoridade como inválidos, nulos ou inexequíveis, o remanescente dos prazos, disposições, contratos, pactos e restrições deste Contrato continuarão em pleno vigor e validade e, de nenhuma forma serão afetados, prejudicados ou invalidados, desde que a substância econômica ou legal do relacionamento do MEMBRO sob este Contrato não seja afetada de qualquer maneira materialmente adversa às Partes. Neste caso, se e na medida em que a posição não possa ser remediada por meio de uma alteração das Regras da Visa de forma geral ou de forma específica ao País Aprovado, as Partes negociarão em boa-fé para modificar este Contrato, para assim dar efeito à intenção original das Partes o mais fielmente possível, de forma a que o relacionamento do MEMBRO sob este Contrato possa continuar como contemplado originalmente na medida do possível.

15. AMENDMENTS; SEVERABILITY.

This Agreement may not be amended or modified, and none of its terms or conditions may be waived, except pursuant to an instrument in writing signed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance; provided, however, that, the foregoing shall not be construed as a limitation on the ability of VISA to amend, supplement or otherwise modify any of the Visa Rules from time to time without the consent of MEMBER. If any term, provision, agreement, covenant or restriction of this Agreement or incorporated by reference into this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the MEMBER relationship contemplated hereby is not affected in any manner materially adverse to the parties to this Agreement. Upon such a determination, if and to the extent the position cannot be remedied by an amendment to the Visa Rules either generally or in relation to the Approved Country(s), the parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the MEMBER relationship contemplated by this Agreement may continue as originally contemplated to the fullest extent possible.

16. SEM INTERPRETAÇÃO RESTRITIVA.

Caso haja ambiguidade ou questionamento das intenções ou interpretação, este Contrato será interpretado como se tivesse sido redigido conjuntamente pelas Partes, e não haverá presunção ou ônus da prova favorecendo ou desfavorecendo qualquer parte em virtude da autoria de qualquer disposição deste Contrato.

16. NO STRICT CONSTRUCTION.

In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

17. FORÇA MAIOR.

Caso o cumprimento de quaisquer prazos ou disposições deste Contrato seja postergado ou evitado, no todo ou em parte, em razão de ou em relação ao cumprimento de qualquer lei, regulamento ou ordem, ou devido a motins, guerras, perturbação da ordem pública, greves, disputas trabalhistas, incêndio, explosão, tempestade, enchente, fenômenos naturais, atos de terrorismo, falha de terceiros em cumprir suas obrigações ou qualquer discriminação ou falha maior de (i) transporte, (ii) fabricação, (iii) distribuição ou (iv) dependências de armazenamento, conforme o caso, que não esteja sob o controle razoável das Partes e que por sua diligência sejam incapazes de impedir, ou por qualquer outra razão que não esteja sob o seu controle (cada um deles, "Evento de Força Maior"), então a Parte que sofreu com o Evento fica isenta de suas obrigações neste Contrato durante o período de duração do Evento de Força Maior, e nenhuma responsabilidade será atribuída à referida Parte.

17. FORCE MAJEURE.

In case performance of any terms or provisions of this Agreement shall be delayed or prevented, in whole or in part, because of or related to compliance with any law or order, or because of riots, war, public disturbance, strike, labor dispute, fire, explosion, storm, flood, acts of God, acts of terrorism, failure of a third party to timely perform its obligations or any major breakdown or failure of (i) transportation, (ii) manufacturing, (iii) distribution or (iv) storage facilities, as the case may be, that is not within the Parties' reasonable control and which by the exercise of reasonable diligence it is unable to prevent, or for any other reason which is not within its control and which by the exercise of reasonable diligence it is unable to prevent (each, a "Force Majeure Event"), then the Party that has suffered with the Event shall be excused from its obligations hereunder during the period such Force Majeure Event continues, and no liability shall attach against it on account thereof.

18. REGISTRO.

O MEMBRO será responsável por registrar este Contrato em qualquer órgão aplicável no Brasil, se e em conformidade com a legislação aplicável ou exigências normativas. Todas as despesas referentes a quaisquer registros serão de responsabilidade única e exclusiva do MEMBRO.

18. REGISTRATION.

MEMBER shall be responsible for registering this Agreement with any applicable bodies in Brazil, if and in compliance with applicable laws and regulatory demands. All expenses related to such registrations shall be borne by MEMBER.

19. APROVAÇÃO DO BANCO CENTRAL.

Se e quando aplicável, de acordo com as normas do Sistema de Pagamentos Brasileiro (SPB), o MEMBRO deverá obter uma autorização do Banco Central do Brasil para operar como uma instituição financeira ou como uma instituição de pagamento emissora ou credenciadora, conforme os Arranjos de Pagamento Aprovados ("Autorização do Banco Central"), sob pena de a VISA considerar este Contrato automaticamente rescindido.

19. APPROVAL FROM THE CENTRAL BANK.

If and as applicable, in accordance to the provisions of the Brazilian Payment System (SPB), MEMBER shall obtain an authorization from the Central Bank of Brazil to operate as an issuer or merchant acquirer financial institution or payment institution, according to the Approved Payment Arrangements ("Authorization of the Central Bank"), subject to VISA considering this Agreement automatically terminated,

20. ÍNTEGRA DO CONTRATO.

Este Contrato, incluindo seus documentos referenciados, representa a íntegra do acordado entre as Partes em relação a seu objeto. Não há outros contratos, representações, garantias ou entendimentos entre as Partes em relação à participação do MEMBRO nos Arranjos de Pagamento Aprovados. Este Contrato substitui qualquer outro contrato entre as Partes, escrito ou verbal, em relação à participação do MEMBRO nos Arranjos de Pagamento Aprovados. Para fins de esclarecimento, este Contrato prevalece e substitui qualquer contrato anterior relacionado à à participação do MEMBRO nos Arranjos de Pagamento da Visa e à autorização para uso de quaisquer Marcas da Visa.

Este Acordo é celebrado e assinado nos idiomas Inglês e Português, sendo que em caso de divergências de interpretação, as Partes acordam que a versão em Português deve prevalecer.

EM TESTEMUNHO DO QUE, as Partes assinam o presente Contrato em 3 (três) vias, nas datas indicadas abaixo de suas respectivas assinaturas.

20. ENTIRE AGREEMENT.

This Agreement and referred documents, constitutes the entire agreement and understanding between the Parties regarding its scope. There are no other agreements, representations, warranties, or understandings between the Parties with respect to the MEMBER's participation in the Approved Payment Arrangements. To the extent that any other agreement, written or verbal, appears to exist between the Parties with respect to the subject matter hereof, the Agreement supersedes any such agreement. For clarification purposes, this Agreement prevails and supersedes any prior agreement related to the MEMBER's participation in the Visa Payment Arrangements and to the trademark license of Visa Marks.

This Agreement shall be executed and signed in the English and Portuguese languages. In case of discrepancies of interpretation, the Parties agree that the Portuguese version shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

VISA DO BRASIL EMPREENDIMENTOS LTDA

Assinatura / Signature: DocuSigned by: Nuno Lopes Alves 2713A177961B48B...
Nome / Name: Nuno Lopes Alves
Cargo / Title: Country Manager
Data / Date: 6/6/2022 | 15:16 PDT

STONE CARTOES INSTITUICAO DE PAGAMENTO S.A.

Assinatura / Signature: DocuSigned by: Mateus Biselli CDA5F356A35A436...
Nome / Name: M. Biselli
Cargo / Title: DIRETOR DE OPERAÇÕES
Data / Date: 6/7/2022 | 15:49 BRT

Assinatura / Signature: DocuSigned by: 93C8FCD63464449...
Nome / Name: Marcelo Baldin
Cargo / Title: CFO
Data / Date: 6/7/2022 | 13:54 BRT

Testemunhas / Witnesses:

1. Assinatura / Signature: DocuSigned by: Andreia Sayuri E57A76866243434...
ID: CPF: 272.598.158-17 Andreia Sayuri

2. Assinatura / Signature: DocuSigned by: Mel Plambeck A2867B07C204420...
ID: 22480993809 Mel Plambeck

Brasil (os estatutos, as regras, guias e manuais, conjuntamente com todos e quaisquer outras regras aplicáveis para a participação nos Arranjos de Pagamento da Visa, as "Regras da Visa");	and any applicable rule for the participation in the Visa Payment Arrangements, the "Visa Rules");
CONSIDERANDO QUE A VISA DO BRASIL é licenciada e sublicenciadora autorizada de certas marcas registradas que podem ser usadas na operação de Arranjos de Pagamento da Visa e que são descritas nas Regras da Visa (as "Marcas da Visa") em relação a seu uso no Brasil em conexão com os Arranjos de Pagamento da Visa;	WHEREAS, VISA DO BRASIL is licensed and an authorized sublicensor of certain trademarks that may be used in the operation of the Visa Payment Arrangements and that are described in the Visa Rules (the "Visa Marks") regarding its use in Brazil in connection to the Visa Payment Arrangements;
CONSIDERANDO que a VISA e o MEMBRO celebraram o Contrato de Participação nos Arranjos de Pagamento da Visa do Brasil e Licenciamento de Marca Registrada (o "Contrato"), por meio do qual regularam os termos e condições para a participação do MEMBRO nos Arranjos de Pagamento Aprovados;	WHEREAS VISA and the MEMBER have executed Visa Payment Arrangements Participation and Trademark License Agreement (the "Agreement"), whereby the Parties have regulated the terms and conditions for the participation of the MEMBER in the Approved Payment Arrangement;
CONSIDERANDO que as Partes acordaram que os serviços financeiros prestados pela VISA INTERNATIONAL sob o Contrato passarão a ser prestados diretamente pela VISA DO BRASIL e, neste sentido, as tarifas aplicáveis serão remuneradas diretamente à VISA DO BRASIL, conforme previsto no Guia de Preços para o Brasil;	WHEREAS the Parties have agreed that the financial services provided by VISA INTERNATIONAL under the Agreement shall be provided directly by VISA DO BRASIL and, in this sense, the applicable fees shall be paid directly to VISA DO BRASIL, as provided for in the Brazil Fee Guide;
CONSIDERANDO que o PARTICIPANTE também deseja, somente no Brasil (o "País Aprovado"): (i) estender a lista de Arranjos de Pagamento da Visa Aprovados, conforme selecionados a seguir; (ii) usar as Marcas de Propriedade da Visa autorizadas para uso nas Regras da Visa para esses Arranjos de Pagamento Aprovados ("Marcas Licenciadas"); e (iii) obter serviços relacionados da VISA DO BRASIL em conexão com essa participação nos Arranjos de Pagamento Aprovados, conforme previstos no Contrato;	WHEREAS THE PARTICIPANT also wishes, only in Brazil (the "Approved Country") to: (i) extend the list of Approved Payment Arrangements, as selected below; (ii) use the Visa-Owned Marks authorized for use in the Visa Rules for these Approved Payment Arrangements ("Licensed Marks"); and (iii) obtain related services from VISA DO BRASIL in connection with such participation in the Approved Payment Arrangements, as set forth in the Agreement;
EM ASSIM SENDO, com base nos compromissos mútuos assumidos neste documento, VISA e o MEMBRO, na intenção de estarem legalmente vinculados, neste ato acordam o quanto segue:	**NOW, THEREFORE,** based on the mutual promises made herein, VISA and the MEMBER, intending to be legally bound, hereby agree as follows:
1. Termos Definidos. Salvo se definidos de outra forma neste Aditamento, os termos iniciados com letra maiúscula terão o significado que lhes foi atribuído no Contrato.	1. Defined Terms. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Agreement.

JURÍDICO Stone Pagamentos S.A.

Visa Legal PLLS

2. <u>Confidencialidade.</u> As Partes permanecerão vinculadas às obrigações de confidencialidade previstas no Contrato, e deverão manter confidenciais todas e quaisquer informações relacionadas ao Contrato, a este Aditamento, e outros documentos a que tenham acesso em virtude do Contrato, de acordo com as Regras da Visa e com o Contrato.	2. <u>Confidentiality</u>. The Parties shall remain bound to the confidentiality obligations set forth in the Agreement, and shall keep confidential any and all information related to the Agreement, this Amendment, and other documents to which they have access by virtue of the Agreement, pursuant to the Visa Rules and to the Agreement
3. <u>Arranjos de Pagamento da Visa Aprovados</u>	3. <u>Visa Approved Payment Arrangements</u>

<u>Instruções</u>: Selecionar com um X os Arranjos de Pagamento Aprovados.
<u>Instructions</u>: Select with an X the Approved Payment Arrangements.

	PARTICIPAÇÃO / PARTICIPATION	
1.	**MEMBRO Principal Emissor / Principal Issuing MEMBER**	
	☒	Arranjo de Pagamento Visa Crédito (Doméstico e Internacional) / Visa Credit (Domestic and International) Payment Arrangement
	☐	Arranjo de Pagamento Visa Electron e Visa Débito (Doméstico e Internacional) / Visa Electron and Visa Debit (Domestic and International) Payment Arrangement
	☒	Arranjo de Pagamento Visa Pré-Pagos (Doméstico e Internacional) Visa Prepaid (Domestic and International) Payment Arrangement
2.	**MEMBRO Associado Emissor / Associate Issuing MEMBER**	
	☐	Arranjo de Pagamento Visa Crédito (Doméstico e Internacional) / Visa Credit (Domestic and International) Payment Arrangement
	☐	Arranjo de Pagamento Visa Electron e Visa Débito (Doméstico e Internacional) / Visa Electron and Visa Debit (Domestic and International) Payment Arrangement
	☐	Arranjo de Pagamento Visa Pré-Pagos (Doméstico e Internacional) / Visa Prepaid (Domestic and International) Payment Arrangement
3.	**MEMBRO Principal Credenciador de Estabelecimento Comercial / Merchant Acquiring Principal MEMBER**	
	☒	Arranjos de Pagamento Visa Crédito, Electron e Débito, Pré-Pagos (Doméstico e Internacional) / Visa Credit, Debit and Electron and Prepaid (Domestic and International) Payment Arrangement.
4.	**MEMBRO Associado Credenciador de Estabelecimento Comercial / Merchant Acquiring Associate MEMBER**	
	☐	Arranjos de Pagamento Visa Crédito, Electron e Débito, Pré-Pagos (Doméstico e Internacional) / Visa Credit, Electron and Debit and Prepaid (Domestic and International) Payment Arrangement.

<u>Programas complementares / Supplementary Programs</u>:

5.	**Programa Plus / Plus Program**						
		Patrocinado (somente uma opção de Programa pode ser selecionada) / Sponsored (only one Program option may be selected):					
		☒	Emissor e Credenciador Plus / Plus Issuer and Acquirer	☐	Somente Emissor Plus / Only Plus Issuer	☐	Somente Credenciador Plus / Only Plus Acquirer.

4. <u>Exclusão da Visa International</u>. Em função do disposto nos Considerandos deste Aditamento, a Visa International deixa de fazer parte do Contrato e qualquer referência a ela deixa de ter efeitos ou passa a ser entendida como uma referência à VISA DO	4. <u>Exclusion of Visa International</u>. In view of what was provided for in the Recitals of this Amendment, VISA INTERNATIONAL ceases to be part of the Agreement and any reference to it ceases to have effect or shall be understood as a reference to

Visa Legal

Jurídico Stone Pagamentos S.A.

BRASIL, conforme o caso e de acordo com o disposto neste Aditamento. 5. Processamento. Cláusula Terceira do Contrato passa a viger com a seguinte redação: *"3. **REQUERIMENTO DE PROCESSAMENTO**.* *Sem limitação ao disposto na Cláusula 2 acima, o MEMBRO reconhece e concorda que: (i) A VISA prestará os Serviços Centrais de Processamento, conforme definidos no parágrafo imediatamente abaixo em relação às transações relacionadas aos Arranjos de Pagamento Aprovados e à participação do MEMBRO nos Arranjos de Pagamento da Visa; e (ii) a VISA processará todas as transações do MEMBRO por meio de plataformas de hardware e software sob o controle do grupo Visa e não localizadas no Brasil; e (iii) tais Serviços serão fornecidos de acordo com os termos e condições das Regras da Visa, considerando quaisquer condições impostas ao MEMBRO pelas Regras da Visa; e (iv) que esses serviços estão sujeitos às Tarifas e encargos mencionados na Cláusula 5 abaixo.* *O MEMBRO reconhece que deverá enviar a VISA todas as Transações Visa (como definidas abaixo) para que a VISA preste os Serviços Centrais de Processamento dessas Transações por meio do Sistema Visa (como definido abaixo). O MEMBRO não deverá instalar, usar ou autorizar qualquer terceiro a instalar ou usar qualquer software ou qualquer outro sistema de processamento que tenha o efeito de processar as Transações Visa por meio de uma rede de sistemas que não seja o Sistema Visa. O MEMBRO deve instruir seus processadores a processar as Transações Visa por meio do Sistema Visa para autorização, compensação e liquidação. O MEMBRO não encaminhará as Transações Visa por meio de sistemas ou redes que não sejam de propriedade da Visa. Como usado aqui, "**Transações Visa**" refere-se às transações originadas em cartões de pagamento (i) emitidos pelo MEMBRO e que ostentem as Marcas da Visa ("Cartões Visa") ou (ii) capturadas nos Estabelecimentos Comerciais que o MEMBRO tenha credenciado para a aceitação de Cartões Visa. "**Sistema Visa**" refere-se aos sistemas e serviços por meio dos quais a VISA presta Serviços Centrais de Processamento aos*	VISA DO BRASIL, as the case may be and in accordance with the provisions of this Amendment. 5. Routing. Section 3 of the Agreement is hereby replaced by the following: *"3. **ROUTING REQUIREMENT*** *Without limiting the above, MEMBER acknowledges and agrees that (i) VISA will provide all Core Routing Services, as defined in the immediately below paragraph relating to transactions connected to the Approved Payment Arrangement(s) and MEMBER's participation in the Visa Payments Arrangements and that (ii) VISA will process all related MEMBER's transactions via hardware and software platforms not located in Brazil and under the Visa group control and that (iii) such Services are provided in accordance to the terms and conditions of the Visa Rules, considering any restrictions imposed on MEMBER by them and that (iv) these services are subject to the fees and charges mentioned on Section 5 below.* *MEMBER agrees that it will send to VISA all Visa Transactions (as defined below) in order for VISA to provide the Core Routing Services through the Visa System (as defined below). MEMBER shall not install or use, or allow any third party to install or use, any software or other processing system that would have the effect of routing Visa Transactions through a network other than the Visa System. MEMBER shall instruct its processors to route Visa Transactions through the Visa Systems for authorization, clearing, and settlement. MEMBER shall not route Visa Transactions through any non-Visa network. As used herein, "**Visa Transactions**" are those transactions initiated on payment cards (i) issued by the MEMBER and that bear the Visa Marks ("Visa Cards"); (ii) acquired in the Merchants that the MEMBER has affiliated to accept the Visa Cards. "**Visa System**" means the systems and services through which VISA delivers Core Routing Services to the MEMBERs of Visa Payment Arrangements. "**Core Routing Services**" are the authorization, clearing, and settlement services.*

*membros dos Arranjos de Pagamento da Visa. "**Serviços Centrais de Processamento**" refere-se aos serviços de autorização, compensação e liquidação (authorization, clearing, and settlement)".*	
6. Tarifas e Tributos. A Cláusula Quinta do Contrato passa a viger com a seguinte redação:	6. Fees and Taxes. Section 5 of the Agreement is hereby replaced by the following:
"5. *TARIFAS E TRIBUTOS.*	**"5. *FEES AND TAXES***
O MEMBRO pagará todas as Tarifas e encargos aplicáveis à sua participação e à operação dos Arranjos de Pagamento Aprovados no País Aprovado, conforme previsto nas Regras da Visa, incluindo, mas não limitado ao Guia de Preços para o Brasil ("Tarifas").	*MEMBER will pay all Fees and charges applicable to its participation and to the operation of the Approved Payment Arrangements in the Approved Country as provided for in the Visa Rules, including, but not limited to the Brazil Fee Guide Brazil ("Fees").*
O pagamento das Tarifas deverá ser realizado em Reais (R$) para a VISA DO BRASIL. Qualquer menção no Contrato e/ou no Guia de Tarifas do Brasil a qualquer outra moeda corrente diferente do Real (R$) será interpretada como mera referência para cálculo das Tarifas devidos pelo MEMBRO à VISA DO BRASIL. Será aplicável a taxa de conversão para Real (R$) prevista no Guia de Tarifas do Brasil, conforme alterada de tempos em tempos pela Visa.	*The payment of the Fees shall be carried out in Brazilian Reais (BRL$) to VISA DO BRASIL. Any reference in the Agreement and/or in the Brazil Fee Guide to any currency other than Brazilian Reais (BRL$) shall be interpreted as mere reference for the calculation of the Fees owed by the MEMBER to VISA DO BRASIL. The exchange rate applicable for the conversion to Brazilian Reais (BRL$) will be the one provided for in the Brazilian Fee Guide, as amended from time to time by Visa.*
As Tarifas serão acrescidas de toda a carga tributária brasileira aplicável à prestação dos Serviços pela VISA DO BRASIL, ao tempo da emissão da competente documentação de cobrança.	*The amount of the Fees shall be increased by the Brazilian tax burden applicable to the provision of Services by VISA DO BRASIL as verified at the time of the invoicing.*
As Tarifas serão imediatamente ajustadas no caso do aumento ou diminuição de qualquer tributo exigido pela legislação fiscal brasileira da VISA DO BRASIL em relação aos Serviços (o "Ajuste"). Neste caso, o Ajuste será repassado para o MEMBRO e incluído nas Tarifas descritas na primeira nota fiscal de serviços emitida após Ajuste".	*The Fees will be immediately adjusted in the event of a tax modification derived from a tax law governing VISA DO BRASIL in relation to the provision of the Services (the "Adjustment"). In such case, the Adjustment will be passed on to the MEMBER and added to the Fees in the first invoice (nota fiscal de serviços) following the Adjustment.*
6.1. Em função do disposto acima, fica excluído o Anexo A do Contrato.	6.1. In view of the above, Exhibit A to the Agreement is excluded from the Agreement.
7. Das Marcas Visa. A Cláusula Sexta do Contrato passa a viger com a seguinte redação:	7. The Visa Marks. Section 6 of the Agreement is replaced by the following:
"6. DIREITOS ÀS MARCAS. *O MEMBRO reconhece os direitos da VISA DO*	

JURÍDICO Stone Pagamentos S.A.

Visa Legal

BRASIL sobre as Marcas da Visa e, na extensão permitida pela legislação aplicável, a sua validade. O MEMBRO concorda em não se opor, discordar, contestar, pleitear, tentar invalidar ou realizar qualquer ação inconsistente com os direitos da VISA sobre essas Marcas. O MEMBRO não adotará nem usará, não registrará ou tentará registrar nomes, marcas comerciais, marcas de serviço, nomes comerciais, logomarcas, domínios ou qualquer palavra ou símbolo passível de ser confundido com "VISA" ou qualquer Marca da Visa, em especial como parte do nome comercial, nome da empresa, nomes de produtos, marcas e/ou direito de propriedade do MEMBRO, dentre outros. Conforme solicitação da VISA DO BRASIL, o MEMBRO revogará, abandonará ou cancelará imediatamente quaisquer direitos que possa ter sobre qualquer Marca da Visa. O MEMBRO concorda que todo o uso das Marcas da Visa pelo MEMBRO beneficiará e será em nome da VISA. Para isso, o MEMBRO cooperará totalmente com a VISA DO BRASIL para processar e arquivar toda a documentação necessária para obter, manter e fiscalizar os direitos da VISA DO BRASIL sobre as Marcas da Visa.	***"6. RIGHTS TO THE MARKS.*** *MEMBER acknowledges VISA DO BRASIL's rights to the Visa Marks and acknowledges (to the extent permitted by applicable law) the validity thereof. MEMBER agrees that it will not oppose, object, challenge, litigate, attempt to invalidate, or do anything inconsistent with the VISA rights to the Visa Marks. MEMBER will not adopt or use, register or attempt to register, any names, trademarks, service marks, trade names, logos, or any word or symbol that is confusingly similar to "VISA" or any Visa Mark, as a part of MEMBER's trade name, company name, product names, marks, copyright or otherwise. At VISA DO BRASIL's request, MEMBER will immediately withdraw, abandon or cancel any rights it may have in any Visa Mark. MEMBER agrees that all use of the Visa Marks by MEMBER shall inure to the benefit of and be on behalf of VISA. To this end, MEMBER shall fully co-operate with VISA to execute and file all documentation as may be required to obtain, maintain, and enforce VISA DO BRASIL's rights in and to the Visa Marks".*
7.1. Qualquer referência no Contrato à Marca de Propriedade da Visa é por meio deste Aditamento substituída para uma referência à Marca da Visa.	7.1. Any reference in the Agreement to Visa-Owned Marks is hereby replace by a reference to Visa Marks.
8. Força Maior. As Partes acordam que o disposto na Cláusula 17 do Contrato sobre os efeitos de um evento de Força Maior passa a ser recíproco, ou seja, sem referência exclusiva à VISA.	8. Force Majeure. The Parties agree that what is provided in Section 17 of the Agreement about the effects of an event of Force Majeure shall be hereby understood as reciprocal, i.e, without any exclusive reference to VISA.
9. Prazo. A Cláusula 13 do Contrato passa a viger com a seguinte redação: *"13. PRAZO.* *O prazo deste Contrato terá início na Data Efetiva e continuará por um prazo de 5 (cinco) anos ("Prazo"), depois do qual será renovado automaticamente por períodos sucessivos e adicionais de 5 (cinco) anos, salvo se, no mínimo 180 (cento e oitenta) dias antes do fim do Prazo (ou qualquer renovação deste), o*	9. Term. Section 13 of the Agreement is hereby replaced by the following: *"13. TERM.* *This Agreement shall become effective as of the Effective Date and shall continue for a term of five years from the Effective Date, after which this Agreement shall automatically renew for additional and successive five-year periods unless, at least 180 days prior to the end of the term (or any renewal term), MEMBER shall*

MEMBRO notifique a VISA DO BRASIL, por escrito, sobre sua intenção de rescindir este Contrato por ocasião do final do Prazo (ou de qualquer renovação deste)".	*have notified VISA DO BRASIL in writing of its intent to terminate this Agreement at the end of the Term (or any renewal term)".*
10. <u>Lei e Foro</u>. Este Aditamento será regido por e interpretado de acordo com as leis do Brasil. As partes designam o foro da comarca da cidade de São Paulo/SP, para resolver e dirimir qualquer controvérsia decorrente do presente Aditamento.	10. <u>Choice of law</u>. This Amendment shall be governed by and interpreted according to laws of Brazil. The parties designate the Forum of the city of São Paulo/SP, as the venue to solve and settle any disputes that may arise from this Agreement.
11. <u>Aditamentos; Divisibilidade Das Disposições Contratuais</u>. Este documento não poderá ser aditado ou modificado, e nenhum de seus termos e condições pode ser renunciado, salvo por meio de instrumento por escrito assinado por todas as Partes, ou, em caso de renúncia, pela Parte renunciando cumprimento; desde que, contudo, o disposto acima não possa ser interpretado como uma limitação da capacidade da VISA DO BRASIL de aditar, suplementar, ou, de outra forma, modificar de tempos em tempos quaisquer das Regras da Visa sem o consentimento do MEMBRO. Se qualquer prazo, disposição, acordo, pacto ou restrição deste documento ou incorporados por referência a este Contrato forem considerados por um tribunal da jurisdição competente ou outra autoridade como inválidos, nulos ou inexequíveis, o remanescente dos prazos, disposições, contratos, pactos e restrições deste documento continuarão em pleno vigor e validade e, de nenhuma forma serão afetados, prejudicados ou invalidados, desde que a substância econômica ou legal do relacionamento do MEMBRO sob este documento não seja afetada de qualquer maneira materialmente adversa às Partes. Neste caso, se e na medida em que a posição não possa ser remediada por meio de uma alteração das Regras da Visa de forma geral ou de forma específica ao País Aprovado, as Partes negociarão em boa-fé para modificar este documento, para assim dar efeito à intenção original das Partes o mais fielmente possível, de forma a que o relacionamento do MEMBRO sob este documento possa continuar como contemplado originalmente na medida do possível.	11. <u>Amendments; Severability</u>. This document may not be amended or modified, and none of its terms or conditions may be waived, except pursuant to an instrument in writing signed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance; provided, however, that, the foregoing shall not be construed as a limitation on the ability of VISA DO BRASIL to amend, supplement or otherwise modify any of the Visa Rules from time to time without the consent of MEMBER. If any term, provision, agreement, covenant or restriction of this document or incorporated by reference into this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this document shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the MEMBER relationship contemplated hereby is not affected in any manner materially adverse to the parties to this document. Upon such a determination, if and to the extent the position cannot be remedied by an amendment to the Visa Rules either generally or in relation to the Approved Country(s), the parties shall negotiate in good faith to modify this document so as to give effect to the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the MEMBER relationship contemplated by this document may continue as originally contemplated to the fullest extent possible.
12. <u>Sem Interpretação Restritiva</u>. Em caso de ambiguidade ou questionamento das intenções ou interpretação, este Aditamento será interpretado como tendo sido redigido conjuntamente pelas Partes, e não haverá presunção ou ônus da prova favorecendo ou desfavorecendo qualquer parte em virtude da autoria de qualquer disposição deste Aditamento.	12. <u>No Strict Construction</u>. In the event any ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Amendment.

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JURÍDICO

13. Este Aditamento, incluindo seus documentos referenciados, passa a fazer parte integrante do Contrato e, juntos, representam a íntegra do acordado entre as Partes em relação a seu objeto. Não há outros contratos, representações, garantias ou entendimentos entre as Partes em relação à participação do MEMBRO nos Arranjos de Pagamento Aprovados. Este Contrato substitui qualquer outro contrato entre as Partes, escrito ou verbal, em relação à participação do MEMBRO nos Arranjos de Pagamento Aprovados. Para fins de esclarecimento, este Contrato prevalece e substitui qualquer contrato anterior relacionado participação do MEMBRO nos Arranjos de Pagamento da Visa e à autorização para uso de quaisquer Marcas da Visa.	13. This Amendment, including the referred documents, is part of the Agreement and, together, they constitute the entire agreement and understanding between the Parties regarding its scope. There are no other agreements, representations, warranties, or understandings between the Parties with respect to the MEMBER's participation in the Approved Payment Arrangements. To the extent that any other agreement, written or verbal, appears to exist between the Parties with respect to the subject matter hereof, the Agreement supersedes any such agreement. For clarification purposes, this Agreement prevails and supersedes any prior agreement related to the MEMBER's participation in Visa Payment Arrangements and to the trademark license of Visa Marks.
14. Idioma. Este documento é celebrado nos idiomas Inglês e Português, sendo que em caso de divergências, a versão em Português deve prevalecer.	14. Language. This document shall be executed in the English and Portuguese languages. In case of any discrepancies, the Portuguese version shall prevail.
15. O Contrato permanece inalterado e em pleno vigor naquilo em que não tiver sido alterado por este Aditamento.	15. The Agreement remains unchanged and in full force in what has not been changed by this Amendment.
As Partes assinam este Contrato em 3 (três) vias, nas datas indicadas abaixo.	The parties hereto have caused this Agreement to be duly executed in three (3) copies.

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JURÍDICO S.A.